Exhibit 99.3

CNX Resources Corporation Announces Closing of $300 Million of Convertible Senior Notes and

Full Exercise of Initial Purchasers’ $45 Million Option to Purchase Additional Notes

PITTSBURGH, May 1, 2020 – CNX Resources Corporation (NYSE: CNX) (“CNX”) today announced the closing of its previously announced private offering of $345.0 million aggregate principal amount of its 2.25% convertible senior notes due 2026 (the “Notes”), including the full exercise of the $45.0 million option to purchase additional Notes granted by CNX to the initial purchasers. The Notes are fully and unconditionally guaranteed, on a senior, unsecured basis, by the Company’s subsidiaries that currently or in the future guarantee the Company’s existing 5.875% senior notes due 2022 or 7.25% senior notes due 2027.

In connection with the pricing of the Notes, CNX entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to CNX’s common stock upon any conversion of Notes and/or offset any cash payments CNX is required to make in excess of the principal amount of such converted notes, as the case may be, with such reduction and/or offset subject to a cap.

CNX estimates that the net proceeds from the offering will be approximately $333.9 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by CNX (giving effect to the full exercise of the initial purchasers’ option to purchase additional Notes). CNX intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described above. CNX expects to use the remainder of the net proceeds from the offering for general corporate purposes, including the repayment or redemption of outstanding indebtedness.

The Notes and any shares of CNX’s common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any Notes or shares of CNX’s common stock, nor shall there be any offer, solicitation or sale of notes or such common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of an offering memorandum.

About CNX Resources Corporation

CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin.

Cautionary Statements:

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include statements regarding the anticipated use of the net proceeds from the offering, the potential effects of the capped call transactions and actions of the option counterparties and their respective affiliates. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of CNX’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the three months ended March 31, 2020, each filed with the Securities and Exchange Commission, and any subsequent reports filed with the Securities and Exchange Commission.